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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-213157

PROSPECTUS SUPPLEMENT
(to the Prospectus dated September 16, 2016)

1,103,668 Shares

Virtu Financial, Inc.

Class A Common Stock

        Virtu Financial, Inc. is offering 1,103,668 shares of Class A common stock to be sold in the offering and we will use all of the net proceeds to repurchase an equivalent number of non-voting common interest units of Virtu Financial LLC and corresponding shares of our Class C common stock from certain of our equityholders (who do not include our directors or executive officers).

        Our shares of Class A common stock are listed on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "VIRT." On September 21, 2016, the closing price for our shares of Class A common stock on NASDAQ was $16.53 per share of Class A common stock.

        We have four classes of authorized common stock. The Class A common stock offered hereby and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our Founder and Executive Chairman, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls more than a majority of the combined voting power of our common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and by-laws and the approval of any merger or sale of substantially all of our assets.

        We are a "controlled company" under the corporate governance rules for NASDAQ-listed companies, and therefore are permitted, and have elected, not to comply with certain NASDAQ corporate governance requirements.

        We are an "emerging growth company" under the federal securities laws. Investing in our Class A common stock involves risks. See "Risk Factors" on page S-7 of this prospectus supplement and page 8 of the accompanying prospectus to read about factors you should consider before buying shares of our Class A common stock. You should also consider the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2015 to read about risks you should consider before buying shares of our Class A common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$15.75	$17,382,771

Underwriting discounts and commissions(1)	$.10	$110,367

(1)
See "Underwriting."

        The underwriter expects to deliver the shares of Class A common stock against payment in New York, New York on or about September 27, 2016. See "Underwriting."

Sandler O'Neill + Partners, L.P.

Prospectus Supplement dated September 21, 2016.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A common stock. The second part is the accompanying prospectus dated September 16, 2016, which contains and incorporates by reference important business and financial information about us and other information about the offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein, the information contained in the most recently dated document shall control.

        Neither we nor the underwriter have authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or information to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making an offer to sell the shares of Class A common stock in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Before you invest in our Class A common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described under "Incorporation of Documents by Reference."

 INDUSTRY AND MARKET DATA

        Industry and market data contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. Certain information contained in "Business" is based on studies, analyses and surveys prepared by the Bank for International Settlements, Bloomberg, BATS Global Markets, Inc., the Futures Industry Association, the Investment Industry Regulatory Organization of Canada and the World Federation of Exchanges. While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 TRADEMARKS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in or incorporated into this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

 PROSPECTUS SUMMARY

        This summary highlights selected information about us and this offering but does not contain all of the information that you should consider before investing in our Class A common stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein. This prospectus supplement and the accompanying prospectus include or incorporate by reference forward looking-statements that involve risks and uncertainties. See "Statements Regarding Forward-Looking Information" in the accompanying prospectus for more information.

        Unless we state otherwise or the context otherwise requires, the terms "we," "us," "our," "Virtu" and the "Company" refer to Virtu Financial, Inc., a Delaware corporation, and its consolidated subsidiaries after giving effect to the reorganization transactions entered into in connection with our initial public offering. Also, unless we state otherwise or the context otherwise requires, all information in this prospectus supplement and the accompanying prospectus gives effect to the reorganization transactions. "Virtu Financial" refers to Virtu Financial LLC, a Delaware limited liability company and a consolidated subsidiary of ours following the reorganization transactions.

Overview

        We are a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities, and we generate revenue by buying and selling large volumes of securities and other financial instruments and earning small bid/ask spreads. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 230 unique exchanges, markets and liquidity pools in 35 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

        For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement and the accompanying prospectus, see "Incorporation of Documents by Reference" and "Where You Can Find More Information."

Organizational Structure

        Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering (the "reorganization transactions"), (i) we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial (the "Virtu Financial Units"), (ii) certain direct or indirect equityholders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equityholders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the "Virtu Members"). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis. See "Description of the Capital Stock—Common Stock" in the accompanying prospectus.

        The following diagram depicts our organizational structure. This chart is provided for illustrative purposes only and does not purport to represent all legal entities within our organizational structure and reflects the impact of this offering and the use of proceeds thereof:

*
Includes 857,467 unvested Virtu Financial Units and corresponding shares of Class C common stock.

**
Represents economic interest in Virtu Financial, Inc. and not Virtu Financial LLC.

***
Includes current and former employees of the Company, Virtu Employee Holdco LLC ("Virtu Employee Holdco"), a vehicle that holds Virtu Financial Units on behalf of directors and key employees, and a trust (the "Employee Trust") that holds equity interests in Virtu Financial held by Virtu Employee Holdco on behalf of certain employees of the Company and its subsidiaries based outside the United States and certain other pre-initial public offering investors.

Corporate Information

        We were formed as a Delaware corporation on October 16, 2013. Our corporate headquarters are located at 900 Third Avenue, New York, New York 10022, and our telephone number is (212) 418-0100. Our website address is www.virtu.com. Information contained on our website does not constitute a part of this prospectus supplement and the accompanying prospectus.

 The Offering

Class A common stock outstanding as of September 20, 2016	38,251,315 shares of Class A common stock.
Class A common stock offered by us	1,103,668 shares of Class A common stock.
Class A common stock outstanding as of September 20, 2016 after giving effect to this offering

39,354,983 shares. If, immediately after this offering, all of the Virtu Members elected to exchange their Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock for shares of our Class A common stock or Class B common stock and all of the shares of Class B common stock were converted into shares of Class A common stock, 138,784,660 shares of our Class A common stock would have been outstanding as of September 20, 2016 (39.3% of which would have been owned by non-affiliates of the Company).

Class B common stock outstanding as of September 20, 2016	None.
Class C common stock outstanding as of September 20, 2016 after giving effect to this offering

19,819,187 shares. Shares of our Class C common stock have voting but no economic rights (including rights to dividends and distributions upon liquidation) and were issued in the reorganization transactions in an amount equal to the number of Virtu Financial Units held by the Virtu Members other than the Founder Member. When a Virtu Financial Unit, together with a share of our Class C common stock, is exchanged for a share of our Class A common stock, the corresponding share of our Class C common stock will be cancelled.

Class D common stock outstanding as of September 20, 2016

79,610,490 shares. Shares of our Class D common stock have voting but no economic rights (including rights to dividends and distributions upon liquidation) and were issued in an amount equal to the number of Virtu Financial Units held by the Founder Member. When a Virtu Financial Unit, together with a share of our Class D common stock, is exchanged for a share of our Class B common stock, the corresponding share of our Class D common stock will be cancelled.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share, representing an aggregate of 4.6% of the combined voting power of our issued and outstanding common stock as of September 20, 2016, after giving effect to this offering and the application of the net proceeds from this offering.

Each share of our Class B common stock entitles its holder to 10 votes per share. Because no shares of Class B common stock will be issued and outstanding upon the completion of this offering and the application of the net proceeds from this offering, our Class B common stock will initially represent none of the combined voting power of our issued and outstanding common stock.

Each share of our Class C common stock entitles its holder to one vote per share, representing an aggregate of 2.3% of the combined voting power of our issued and outstanding common stock as of September 20, 2016, after giving effect to this offering and the application of the net proceeds from this offering.

Each share of our Class D common stock entitles its holder to 10 votes per share, representing an aggregate of 93.1% of the combined voting power of our issued and outstanding common stock as of September 20, 2016.

All classes of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. Our Class D common stock is held exclusively by the Founder Member and our Class C common stock is held by the Virtu Members other than the Founder Member. See "Description of Capital Stock" in the accompanying prospectus.

Exchange/conversion

Virtu Financial Units held by the Founder Member, together with a corresponding number of shares of our Class D common stock, may be exchanged for shares of our Class B common stock on a one-for-one basis.

Virtu Financial Units held by the Virtu Members other than the Founder Member, together with a corresponding number of shares of our Class C common stock, may be exchanged for shares of our Class A common stock on a one-for-one basis.

Each share of our Class B common stock and Class D common stock is convertible at any time, at the option of the holder, into one share of Class A common stock or Class C common stock, respectively.

Each share of our Class B common stock will automatically convert into one share of Class A common stock and each share of our Class D common stock will automatically convert into one share of our Class C common stock (a) immediately prior to any sale or other transfer of such share by a Founder Member or any of its affiliates or permitted transferees, subject to certain limited exceptions such as transfers to permitted transferees, or (b) if the Founder Member or any of its affiliates or permitted transferees own less than 25% of our issued and outstanding common stock. See "Description of Capital Stock" in the accompanying prospectus.

Use of proceeds

We estimate our net proceeds from this offering will be approximately $17,382,771, after deducting underwriting discounts and commissions of approximately $110,367. We intend to use our net proceeds from this offering to repurchase Virtu Financial Units and corresponding shares of Class C common stock from certain of our equityholders (who do not include our directors or executive officers) at a net price equal to the price paid by the underwriter for shares of our Class A common stock in this offering.

We estimate that the offering expenses (other than the underwriting discounts) will be approximately $325,000. All of such offering expenses will be paid for or otherwise borne by Virtu Financial.
See "Use of Proceeds."
Dividend policy

Our intent since our initial public offering has been, and continues to be, to pay a quarterly dividend of $0.24 per share of Class A common stock and Class B common stock. Subject to the sole discretion of our board of directors and the considerations discussed below, we intend to continue to pay dividends that will annually equal, in the aggregate, between 70% and 100% of our net income. The payment of dividends is subject to general economic and business conditions, including our financial condition and results of operations, capital requirements and contractual restrictions, including restrictions contained in the credit agreement governing our senior secured credit facility, which we refer to as our "credit agreement," business prospects and other factors that our board of directors considers relevant.

Because we are a holding company and our principal asset is our direct and indirect equity interests in Virtu Financial, we fund dividends by causing Virtu Financial to make distributions to its equityholders, including the Founder Member, the other members of Virtu Financial and us.

A dividend of $0.24 per share of Class A common stock and Class B common stock was paid on each of September 15, 2016 (to holders of record as of September 1, 2016); June 15, 2016 (to holders of record as of June 1, 2016); March 15, 2016 (to holders of record as of March 1, 2016); December 15, 2015 (to holders of record as of December 1, 2015) and September 15, 2015 (to holders of record as of September 1, 2015).

See "Market Prices and Dividend Policy."
NASDAQ symbol	"VIRT."

Risk Factors

You should read the "Risk Factors" section on page S-7 of this prospectus supplement, on page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our Class A common stock.

        Unless we indicate otherwise throughout this prospectus supplement, the number of shares of our Class A common stock and Class B common stock outstanding after this offering excludes:

  •
  9,203,604 shares of Class A common stock issuable pursuant to stock options and restricted stock units granted under the Virtu Financial, Inc. 2015 Management Incentive Plan (the "2015 Management Incentive Plan").

  •
  2,348,246 additional shares of Class A common stock, that remain available for issuance under the 2015 Management Incentive Plan.

  •
  19,819,187 shares of Class A common stock reserved for issuance upon the exchange of Virtu Financial Units (together with the corresponding shares of our Class C common stock), and 79,610,490 shares of Class B common stock reserved for issuance upon the exchange of Virtu Financial Units (together with the corresponding shares of our Class D common stock); and

  •
  79,610,490 shares of our Class A common stock reserved for issuance upon the conversion of our Class B common stock into Class A common stock.

RISK FACTORS

        Investing in our Class A common stock involves substantial risks. In addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the following factors before investing in our Class A common stock. In addition to those listed below and elsewhere in this prospectus supplement and accompanying prospectus, you should also consider the risks, uncertainties, and assumptions discussed under the caption "Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and accompanying prospectus. Any of the risk factors we describe below, or incorporate herein by reference, could have a material adverse effect on our business, financial condition or results of operations. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could have a material adverse effect on our business. Certain statements contained in the risk factors described below are forward-looking statements. See "Statements Regarding Forward-Looking Information" in the accompanying prospectus for more information.

Risks Related to Our Class A Common Stock

Substantial future sales of shares of our Class A common stock in the public market could cause our stock price to fall.

        As of September 20, 2016, we had 38,251,315 shares of Class A common stock outstanding, excluding 11,551,850 shares of Class A common stock issuable pursuant to the 2015 Management Incentive Plan and 99,429,677 shares of Class A common stock issuable upon potential exchanges and/or conversions. Of these shares, the 25,485,483 shares sold in our initial public offering and our November 2015 offering, 448,150 shares issued under our 2015 Management Incentive Plan and the 1,103,668 shares to be sold in this offering will be freely tradable without further restrictions under the Securities Act. Upon the completion of this offering, the remaining 111,747,359 outstanding shares of Class A common stock, including shares issuable upon exchange and/or conversion, will be "restricted securities," as that term is defined under Rule 144 of the Securities Act. The holders of these remaining 111,747,359 shares of our Class A common stock, including shares issuable upon exchange or conversion as described above are entitled to dispose of their shares pursuant to (i) the applicable holding period, volume and other restrictions of Rule 144 or (ii) another exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of Class A common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Class A common stock.

        We have filed a registration statement under the Securities Act registering 12,000,000 shares of our Class A common stock reserved for issuance under our 2015 Management Incentive Plan, 11,551,850 of which are issuable, and we entered into the Registration Rights Agreement pursuant to which we granted demand and piggyback registration rights to the Founder Member, an affiliate of Temasek Holdings (Private) Limited (the "Temasek Stockholder") and certain of the other Virtu Members.

Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business, financial condition, results of operations and stock price.

        Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. If we are unable to maintain adequate internal controls over financial reporting, our business and operating results could be harmed. We have begun to develop and implement a plan to test our internal controls over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002

("Sarbanes-Oxley") and the related rules of the SEC, which require, among other things, our management to annually assess the effectiveness of our internal control over financial reporting and, if we are no longer an emerging growth company under the Jumpstart Our Business Startups Act (the "JOBS Act"), our independent registered public accounting firm to issue a report on the effectiveness of internal control over financial reporting with our Annual Report on Form 10-K for the year ending December 31, 2016. The internal control assessment required by Section 404 of Sarbanes-Oxley may divert internal resources and we may experience higher operating expenses and higher independent auditor and consulting fees during the implementation of these changes. During the course of this documentation and testing, we may identify deficiencies that we are unable to remediate before the reporting date. For the year ended December 31, 2013, we and our independent registered public accounting firm identified a material weakness in our internal controls over financial reporting. This material weakness related to our inability to prepare accurate financial statements, resulting from a lack of reconciliations, a lack of detailed review and insufficient resources and level of technical accounting expertise within the accounting function. To address this material weakness, we hired senior accounting and finance employees, reallocated existing internal resources and retained third-party consultants to help enhance our internal controls over financial reporting, following reviews of our accounting and finance function conducted by members of senior management and by a third-party consultant. Although no material weakness was identified for the years ended December 31, 2014 and December 31, 2015, there can be no assurance that we will avoid future material weaknesses. Any future material weaknesses or any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations or result in material misstatements in our consolidated financial statements. If our management or our independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, and the trading price of our Class A common stock could drop significantly. Failure to comply with Section 404 of Sarbanes-Oxley could potentially subject us to sanctions or investigations by the SEC, the Financial Industry Regulatory Authority ("FINRA") or other regulatory authorities, as well as increasing the risk of liability arising from litigation based on securities law.

We intend to pay regular dividends to our stockholders, but our ability to do so may be limited by our holding company structure, contractual restrictions and regulatory requirements.

        We intend to pay cash dividends on a quarterly basis. See "Market Prices and Dividend Policy." However, we are a holding company with our principal asset being our direct and indirect equity interests in Virtu Financial, and we have no independent means of generating revenue. Accordingly, as the sole managing member of Virtu Financial, we rely on Virtu Financial to make distributions to its equityholders, including the Founder Member, the Employee Trust, Virtu Employee Holdco and us, to fund our dividends. When Virtu Financial makes such distributions, the other equityholders of Virtu Financial are entitled to receive equivalent distributions pro rata based on their economic interests in Virtu Financial. In order for Virtu Financial to make distributions, it may need to receive distributions from its subsidiaries. Certain of these subsidiaries are or may in the future be subject to regulatory capital requirements that limit the size or frequency of distributions. If Virtu Financial is unable to cause these subsidiaries to make distributions, we may not receive adequate distributions from Virtu Financial in order to fund our dividends.

        Our board of directors periodically reviews the cash generated from our business and the capital expenditures required to finance our global growth plans and determines whether to modify the amount of regular dividends and/or declare periodic special dividends to our stockholders. Our board of directors takes into account general economic and business conditions, including our financial condition and results of operations, capital requirements and contractual restrictions, including restrictions contained in our credit agreement, business prospects and other factors that our board of directors considers relevant. There can be no assurance that our board of directors will not reduce the amount of regular cash dividends or cause us to cease paying dividends altogether. In addition, our credit agreement limits the amount of distributions our subsidiaries, including Virtu Financial, can make to us and the purposes for which distributions could be made. Accordingly, we may not be able to pay dividends even if our board of directors would otherwise deem it appropriate.

Provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third party.

        Our amended and restated certificate of incorporation and by-laws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following, some of which may only become effective when the Founder Member or any of its affiliates or permitted transferees no longer beneficially own shares representing 25% of our issued and outstanding common stock (the "Triggering Event"):

  •
  the 10 vote per share feature of our Class B common stock and Class D common stock;

  •
  the division of our board of directors into three classes and the election of each class for three-year terms;

  •
  the sole ability of the board of directors to fill a vacancy created by the expansion of the board of directors;

  •
  advance notice requirements for stockholder proposals and director nominations;

  •
  after the Triggering Event, provisions limiting stockholders ability to call special meetings of stockholders, to require special meetings of stockholders to be called and to take action by written consent;

  •
  after the Triggering Event, in certain cases, the approval of holders of at least 75% of the shares entitled to vote generally on the making, alteration, amendment or repeal of our certificate of incorporation or by-laws will be required to adopt, amend or repeal our by-laws, or amend or repeal certain provisions of our certificate of incorporation;

  •
  after the Triggering Event, the required approval of holders of at least 75% of the shares entitled to vote at an election of the directors to remove directors, which removal may only be for cause; and

  •
  the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

        These provisions of our amended and restated certificate of incorporation and by-laws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock.

        In addition, a third party attempting to acquire us or a substantial position in our Class A common stock may be delayed or ultimately prevented from doing so by change in ownership or control regulations to which certain of our regulated subsidiaries are subject. FINRA's NASD Rule 1017 generally provides that FINRA approval must be obtained in connection with any transaction resulting in a single person or entity owning, directly or indirectly, 25% or more of a member firm's equity and would include a change in control of a parent company. Similarly, Virtu Financial Ireland Limited is subject to change in control regulations promulgated by the Central Bank of Ireland. We may also be subject to similar restrictions in other jurisdictions in which we operate. These regulations could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock.

Our stock price may be volatile.

        The market price of our Class A common stock is subject to significant fluctuations in response to, among other factors, variations in our operating results and market conditions specific to our business. Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. As such, the price of our Class A common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our Class A common stock and materially affect the value of your investment.

We will incur increased costs as a result of being a public company.

        We completed our initial public offering in April 2015, and, therefore, we have a limited history operating as a public company. As a public company, we incur significant levels of legal, accounting and other expenses that we did not incur as a privately-owned company. Sarbanes-Oxley and related rules of the SEC, together with the listing requirements of NASDAQ, impose significant requirements relating to disclosure controls and procedures and internal control over financial reporting. We have incurred increased costs as a result of compliance with these public company requirements, which require additional resources and make some activities more time consuming than they have been in the past when we were privately owned. We may experience higher than anticipated operating expenses as well as higher independent auditor and consulting fees during the implementation of these changes and thereafter, and we may need to hire additional qualified personnel in order to continue to satisfy these public company requirements. We are required to expend considerable time and resources complying with public company regulations. In addition, these laws and regulations may make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, these laws and regulations could make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers and may divert management's attention. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A common stock, fines, sanctions and other regulatory action.

Our reliance on exemptions from certain disclosure requirements under the JOBS Act may deter trading in our Class A common stock.

        We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and have relied and intend to continue to rely, on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  •
  provide an auditor attestation and report with respect to management's assessment of the effectiveness of our internal controls over financial reporting pursuant to section 404(b) of the Sarbanes-Oxley Act;

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  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

  •
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency," and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer's compensation to median employee compensation.

        In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

        We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

        Until such time, however, we cannot predict if investors will find our Class A common stock less attractive because we may rely on these exemptions. If some investors find our Class A common stock less attractive, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

If securities or industry analysts cease to publish research or publish inaccurate or unfavorable research about us or our business, or publish projections for our business that exceed our actual results, our stock price and trading volume could decline.

        The trading market for our Class A common stock may be affected by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our Class A common stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. In addition, the analysts' projections may have little or no relationship to the results we actually achieve and could cause our stock price to decline if we fail to meet their projections. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline.

USE OF PROCEEDS

        We estimate our net proceeds from this offering will be approximately $17,382,771, after deducting underwriting discounts and commissions of approximately $110,367. We intend to use our net proceeds from this offering to repurchase Virtu Financial Units and corresponding shares of Class C common stock from certain of our equityholders, including current and former employees and certain pre-initial public offering investors (but not including our directors or executive officers), at a net price equal to the price paid by the underwriter for shares of our Class A common stock in this offering.

        We estimate that the offering expenses (other than the underwriting discounts) will be approximately $325,000. All of such offering expenses will be paid for or otherwise borne by Virtu Financial.

 MARKET PRICES AND DIVIDEND POLICY

        Market Prices.    Our Class A common stock has been listed on NASDAQ under the symbol "VIRT" since April 16, 2015. The following table sets forth for the periods indicated the high and low sale prices for our Class A common stock as reported by NASDAQ:

	High	Low
Period from April 16, 2015 through June 30, 2015	$24.22	$21.15
Period from July 1, 2015 through September 30, 2015	$24.29	$20.23
Period from October 1, 2015 through December 31, 2015	$25.26	$21.27
Period from January 1, 2016 through March 31, 2016	$23.97	$19.44
Period from April 1, 2016 through June 30, 2016	$22.16	$17.19
Period from June 30, 2016 through September 21, 2016	$18.00	$15.97

        The closing price of our common stock on NASDAQ on September 21, 2016 was $16.53 per share.

        Holders.    As of September 20, 2016, there were 36 stockholders of record of our Class A common stock, one of which was Cede & Co., a nominee for The Depository Trust Company. All of our Class A common stock held by brokerage firms, banks and other financial institutions as nominees for beneficial owners is considered to be held of record by Cede & Co., who is considered to be one stockholder of record. A substantially greater number of holders of our Class A common stock are "street name" or beneficial holders, whose shares of Class A common stock are held of record by banks, brokers and other financial institutions. Because such shares of Class A common stock are held on behalf of stockholders, and not by the stockholders directly, and because a stockholder can have multiple positions with different brokerage firms, banks and other financial institutions, we are unable to determine the total number of stockholders we have.

        Dividend Policy.    Our board of directors has adopted a policy of returning excess cash to our stockholders. Subject to the sole discretion of our board of directors and the considerations discussed below, we intend to pay dividends that will annually equal, in the aggregate, between 70% and 100% of our net income.

        The payment of dividends is subject to general economic and business conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, including restrictions contained in our credit agreement, regulatory restrictions, business prospects and other factors that our board of directors considers relevant.

        Historically, Virtu Financial has generated cash from market making activities significantly in excess of the capital required to fund its required capital expenditures and the capital required to support its market making activities.

        Since our initial public offering, our intent has been, and continues to be, to pay a quarterly dividend of $0.24 per share of Class A common stock. A dividend of $0.24 per share of Class A common stock and Class B common stock was paid on each of: September 15, 2016 (to holders of record as of September 1, 2016); June 15, 2016 (to holders of record as of June 1, 2016); March 15, 2016 (to holders of record as of March 1, 2016); December 15, 2015 (to holders of record as of December 1, 2015); and September 15, 2015 (to holders of record as of September 1, 2015).

        Our board of directors periodically reviews the cash generated from our business and the capital expenditures required to finance our growth plans and determines whether to increase this regular dividend and/or declare and pay periodic special dividends to our stockholders. Any future determination to change the amount of dividends and/or declare special dividends will be at the discretion of our board of directors and will be dependent upon then-existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, including restrictions contained in our credit agreement, business prospects and other factors that our board of directors considers relevant.

        We have funded our dividends from our portion of distributions made by Virtu Financial, from its available cash generation from operations. Because we are a holding company, we intend to continue funding any future dividends by causing Virtu Financial, in our capacity as its sole managing member, to make distributions to its equityholders, including the Founder Member, the other Virtu Members and us.

        Historically, Virtu Financial has regularly declared and paid distributions on its equity interests. The following tables set forth for the periods indicated the distributions declared and paid by Virtu Financial on its equity interests.

Year Ended December 31, 2016 (in millions)	Aggregate Cash Distributions
1st Quarter	$55.0
2nd Quarter	70.0
3rd Quarter	45.0

Total distributions	$170.0

Year Ended December 31, 2015 (in millions)	Aggregate Cash Distributions
1st Quarter	$80.0
2nd Quarter	87.0
3rd Quarter	52.0
4th Quarter	15.0

Total distributions	$234.0

Year Ended December 31, 2014 (in millions)	Aggregate Cash Distributions
1st Quarter	$45.0
2nd Quarter	45.7
3rd Quarter	35.0
4th Quarter	15.0

Total distributions	$140.7

        Of the amounts set forth in the tables above, an aggregate of $20.0 million was paid following our initial public offering to certain current and former holders of Virtu Financial's equity interests with respect to their interests prior to the consummation of the reorganization transactions (such holders, the "Virtu Financial Pre-IPO Members"). Virtu Financial intends to make further cash distributions of up to $30.0 million to the Virtu Financial Pre-IPO Members. The Company expects that these further distributions will be funded from cash on hand and excess cash held as clearing deposits with broker-dealers and clearing organizations.

 MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a general summary of material U.S. federal income tax consequences of the ownership and disposition of shares to a Non-U.S. Holder, as defined below:

Non-U.S. Holders

        This summary assumes that our Class A common stock is held as a capital asset (generally, for investment). For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our Class A common stock that is treated for U.S. federal tax purposes as:

  •
  a non-resident alien individual;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction other than the U.S. or any state or political subdivision thereof;

  •
  an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, other than a trust that (i) is subject to the primary supervision of a court within the U.S. and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion, a Non-U.S. Holder does not include a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes). If a partnership or other pass-through entity is a beneficial owner of our Class A common stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires our Class A common stock, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of our Class A common stock. Also, it is important to note that the rules for determining whether an individual is a non-resident alien for income tax purposes differ from those applicable for estate tax purposes.

        This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under U.S. federal tax laws. Furthermore, this summary does not address estate and gift tax consequences, the Medicare contribution or net investment tax or tax consequences under any state, local or foreign laws.

        The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below.

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our Class A common stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A common stock.

Distributions

        Distributions of cash or property that we pay, in respect of our Class A common stock, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Except as described below under "—U.S. Trade or Business Income," a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the Non-U.S. Holder's tax basis in our Class A common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds our Class A common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or IRS Form W-8BEN-E or successor form) certifying such stockholder's entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.

Sale, Exchange or Other Taxable Disposition of our Class A Common Stock

        Except as described below under "—Information Reporting and Backup Withholding Tax," and "—FATCA," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, in respect of any gain on a sale, exchange or other disposition of our Class A common stock, unless:

  •
  the gain is U.S. trade or business income, in which case, such gain will be taxed as described in "—U.S. Trade or Business Income," below;

  •
  the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case, the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

  •
  we are or have been a "U.S. real property holding corporation" (a "USRPHC") under Section 897 of the Code at any time during the period (the "applicable period") that is the shorter of the five-year period ending on the date of the disposition and the Non-US. Holder's holding period for our Class A common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

        In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income under Section 897 of the Code if a Non-U.S. Holder's holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our Class A common stock; provided that our Class A common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

        For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A common stock will be considered to be "U.S. trade or business income" if (A) (i) such income or gain is effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Holder and (ii) the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the U.S., such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the U.S. or (B) we are or have been a USRPHC at any time during the applicable period (subject to the exception set forth above in the second paragraph of "—Sale, Exchange or Other Taxable Disposition of our Class A Common Stock"). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a foreign corporation may also be subject to a "branch profits tax" at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding Tax

        We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our Class A common stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or IRS Form W-8BEN-E or successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of our Class A common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless the stockholder certifies as to such stockholder's non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a "U.S.-related financial intermediary"). In the case of the payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Holders of our Class A common stock are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be refunded or credited against such stockholder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

        Pursuant to the Foreign Account Tax Compliance Act, or "FATCA," foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale or other disposition of any equity or debt instruments of U.S. issuers. An intergovernmental agreement between the U.S. and applicable foreign country may modify these requirements. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Administrative guidance from the IRS defers this withholding obligation until January 1, 2019 for gross proceeds from dispositions of U.S. common stock.

        Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

        We and the underwriter, Sandler O'Neill & Partners, L.P., have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated on the cover of this prospectus supplement.

        The underwriter is offering the shares of Class A common stock subject to its acceptance of such shares from us and subject to prior sale, and subject to the underwriter's right to reject any order (in whole or in part). The underwriter is committed to take and pay for all of the shares of Class A common stock being offered, if any are taken.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the Company.

At pricing
Per Share	$.10
Total	$110,367

        Shares of Class A common stock sold by the underwriter to the public will initially be offered at the price to public set forth on the cover of this prospectus supplement. Any shares of Class A common stock sold by the underwriter to securities dealers may be sold at a discount of up to $0.10 per share from the public offering price. If all the shares of Class A common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms.

        The Company, its executive officers, directors and certain of its equityholders, including the equityholders whose Virtu Financial Units and corresponding shares of Class C common stock we will purchase with the net proceeds we receive in this offering, have agreed with the underwriter not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock (including Virtu Financial Units) during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of Sandler O'Neill & Partners, L.P.

        The restrictions described in the paragraph above do not apply, subject in certain cases to various conditions (including no filing requirements (other than certain filings on Form 5) and the transfer of the lock-up restrictions), to:

  •
  transfers as a bona fide gift, gifts or charitable contribution;

  •
  transfers to any beneficiary or immediate family member of the securityholder or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the securityholder or the immediate family of the securityholder;

  •
  transfers to any beneficiary of or estate of a beneficiary of the securityholder pursuant to a trust, will or other testamentary document or applicable laws of descent;

  •
  transfers to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the securityholder and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the securityholder and/or its affiliates;

  •
  transfers from certain lock-up parties to certain other lock-up parties;

  •
  transfers with the prior written consent of the representatives on behalf of the underwriter;

  •
  exercises of warrants, conversions of convertible securities, exercises of options granted pursuant to our or our affiliates' stock option/incentive plans or otherwise outstanding on the date of this prospectus supplement;

  •
  if the securityholder is a corporation, partnership, limited liability company or other entity, (i) transfers to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the securityholder or (ii) distributions to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the securityholder (including upon the liquidation and dissolution of the securityholder pursuant to a plan of liquidation approved by the securityholder's equity holders);

  •
  if the securityholder is a trust, transfers to a grantor or beneficiary of the trust;

  •
  if the securityholder is an individual, transfers to any corporation, partnership, limited liability company or other entity that is wholly-owned by the securityholder and/or by members of the securityholder's immediate family;

  •
  the shares being offered pursuant to this prospectus supplement and the accompanying prospectus;

  •
  exchanges of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable pursuant to the exchange agreement entered into as part of the reorganization transactions;

  •
  the redemption by us, Virtu Financial or one of our affiliates of (i) securities held by or on behalf of an employee in connection with the termination of such employee's employment or (ii) involuntarily transferred securities, in each case, in accordance with the Amended and Restated Virtu Financial LLC Agreement or the limited liability company agreements of Virtu Employee Holdco LLC;

  •
  the repurchase of securities by us pursuant to an employee benefit plan described in this prospectus supplement or the accompanying prospectus or pursuant to the agreements pursuant to which such securities were issued;

  •
  any shares of our Class A common stock acquired by a securityholder (i) in the open market after the completion of this offering or (ii) from the underwriter in this offering;

  •
  any transfer or sale of securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; and

  •
  dispositions of securities to a bona fide third party pursuant to a tender or exchange offer or any other transaction, including, without limitation, a merger, consolidation or other business combination involving a change in control of the Company, that, in each case, has been approved by our board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the securityholder may agree to transfer, sell, tender or otherwise dispose of the securityholder's securities in connection with any such transaction, or vote any of the securityholder's securities in favor of any such transaction), provided that all of the securities not so transferred, sold, tendered or otherwise disposed of remain subject to the lock-up agreement and also provided that as a condition of such transfer, sale, tender or other disposition, if such tender offer or other transaction is not completed, such securities will remain subject to the lock-up restrictions.

        In connection with this offering, the underwriter may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market.

        The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

        The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $325,000.

        The Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the Class A common stock offered by this prospectus supplement and the accompanying prospectus for us. Davis, Polk & Wardwell LLP, New York, New York will pass upon certain legal matters in connection with the offering for the underwriter.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

        In this prospectus supplement and the accompanying prospectus, we "incorporate by reference" certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 25, 2016;

  •
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 13, 2016 and for the quarter ended June 30, 2016, filed with the SEC on August 12, 2016;

  •
  Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 5, 2016, February 4, 2016, April 12, 2016 and June 14, 2016; and

  •
  The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on April 16, 2015, and any amendment or report filed for the purpose of updating that description.

        All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus supplement until the completion of the offering under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website (http://www.virtu.com) is not incorporated into this prospectus supplement or the accompanying prospectus.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Virtu Financial, Inc.
Attn: Investor Relations
900 Third Avenue
New York, NY 10022
E-mail: investor_relations@virtu.com
Telephone: (212) 418-0100

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, if applicable, and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement and the accompanying prospectus, or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC's website at http://www.sec.gov. You can also read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

        As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its public reference room.

Virtu Financial, Inc.

Debt Securities
Preferred Stock
Class A Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        This prospectus contains a general description of the securities that we may offer for sale with an aggregate initial offering price of up to $500,000,000 (or the equivalent in foreign currencies). The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest.

        Our shares of Class A common stock are listed on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "VIRT."

        Investing in our securities involves risks that are referenced under the caption "Risk Factors" on page 8 of this prospectus. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 16, 2016.

i

ABOUT THIS PROSPECTUS

        To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on us and the business conducted by us.

        This prospectus is part of a registration statement on Form S-3 that Virtu Financial, Inc., a Delaware corporation, which is also referred to as the "Company," "we," "us," and "our," has filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration procedure. Under this procedure, we may offer and sell from time to time, any of the following, with an aggregate initial offering price of up to $500,000,000 (or the equivalent in foreign currencies), in one or more series, which we refer to in this prospectus as the "securities:"

  •
  debt securities,

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  preferred stock,

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  Class A common stock,

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  depositary shares,

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  warrants,

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  purchase contracts, and

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  units.

        The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

        The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

        Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act."

 INCORPORATION OF DOCUMENTS BY REFERENCE

        In this prospectus, we "incorporate by reference" certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 25, 2016;

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  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 13, 2016 and for the quarter ended June 30, 2016, filed with the SEC on August 12, 2016;

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  Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  Our Current Reports on Form 8-K filed with the SEC on January 5, 2016, February 4, 2016, April 12, 2016 and June 14, 2016; and

  •
  The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on April 16, 2015, and any amendment or report filed for the purpose of updating that description.

        All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.virtu.com) is not incorporated into this prospectus.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Virtu Financial, Inc.
Attn: Investor Relations
900 Third Avenue
New York, NY 10022-1010
E-mail: investor_relations@virtu.com
Telephone: (212) 418-0100

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, if applicable, and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any prospectus supplement, if applicable, or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, if applicable, any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, if applicable, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC's website at http://www.sec.gov. You can also read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

        As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its Public Reference Room.

 STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Certain information included in this prospectus or incorporated by reference into this prospectus and any accompanying prospectus supplement includes forward-looking statements, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" or, in each case, their negative, or other variations or comparable terminology and expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and any accompanying prospectus supplement, you should understand that these statements are not guarantees of performance or results and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus.

        By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the forward-looking statements contained in this prospectus and any accompanying prospectus supplement are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

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  reduced levels of overall trading activity;

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  dependence upon trading counterparties and clearing houses performing their obligations to us;

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  failures of our customized trading platform;

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  risks inherent to the electronic market making business and trading generally;

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  increased competition in market making activities;

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  dependence on continued access to sources of liquidity;

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  risks associated with self-clearing and other operational elements of our business;

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  compliance with laws and regulations, including those specific to our industry;

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  obligation to comply with applicable regulatory capital requirements;

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  litigation or other legal and regulatory-based liabilities;

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  proposed legislation that would impose taxes on certain financial transactions in the European Union, the U.S. and other jurisdictions;

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  obligation to comply with laws and regulations applicable to our international operations;

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  enhanced media and regulatory scrutiny and its impact upon public perception of us or of companies in our industry;

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  need to maintain and continue developing proprietary technologies;

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  failure to maintain system security or otherwise maintain confidential and proprietary information;

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  capacity constraints, system failures, and delays;

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  dependence on third party infrastructure or systems;

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  use of open source software;

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  failure to protect or enforce our intellectual property rights in our proprietary technology;

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  risks associated with international operations and expansion, including failed acquisitions or dispositions;

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  fluctuations in currency exchange rates;

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  risks associated with potential growth and associated corporate actions;

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  inability to, or delay in, accessing the capital markets to sell shares or raise additional capital;

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  loss of key executives and failure to recruit and retain qualified personnel; and

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  risks associated with losing access to a significant exchange or other trading venue.

        We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and our proxy statement.

        We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

 THE COMPANY

        We are a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities, and we generate revenue by buying and selling large volumes of securities and other financial instruments and earning small bid/ask spreads. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 230 unique exchanges, markets and liquidity pools in 35 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

        For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see "Where You Can Find More Information."

        Our principal executive office is located at 900 Third Avenue, New York, New York 10022-1010.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in any prospectus supplement, if applicable, together with all the other information contained in any prospectus supplement, if applicable, or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in the Form 10-K for the year ended December 31, 2015, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The ratio of earnings to fixed charges for Virtu Financial, Inc. is set forth below for the periods indicated.

        For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding:

  (i)
  Income before income taxes and noncontrolling interest and

  (ii)
  Financing interest expense on senior secured credit facility.

	Six Months Ended June 30, 2016
		Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	8.3x	8.4x	7.3x	8.6x	4.4x	7.9x

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

 USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of our Class A common stock by us for general corporate purposes, which may include, among other things, debt repayment, purchase of common equity interests in Virtu Financial, LLC (and related shares of our Class C common stock or Class D common stock), working capital and capital expenditures.

DESCRIPTION OF THE DEBT SECURITIES

General

        The following description of the terms of our senior debt securities and subordinated debt securities (together, the "debt securities") sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

        Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture to be entered into by us and US Bank National Association, as Senior Indenture Trustee (as amended or supplemented from time to time, the "senior indenture"). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into by us and US Bank National Association, as Subordinated Indenture Trustee (the "subordinated indenture" and, together with the senior indenture, the "indentures"). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the "Trustee." The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption "Ranking and Subordination—Subordination." In general, however, if we declare bankruptcy, holders of senior debt securities will be paid in full before holders of subordinated debt securities will receive anything.

        The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, each of which is incorporated by reference as an exhibit or filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

        The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

        The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

  •
  the designation and issue date of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest;

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  the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

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  any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

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  the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which and the terms and conditions upon which the debt securities may be redeemed at the Company's option or the option of the holder of such debt securities (a "Holder");

  •
  the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a Holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

  •
  provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the Holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company's Class A common stock or other securities and, if such debt securities are convertible into the Company's Class A common stock or other Marketable Securities (as defined in the indentures), the conversion price;

  •
  if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

  •
  if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a Holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

  •
  if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

  •
  provisions, if any, related to the exchange of the debt securities, at the option of the Holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

  •
  the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section "—Events of Default, Notice and Waiver" below;

  •
  whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

  •
  with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

  •
  any other specific terms.

        We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

        Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

        Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

  Ranking

        The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. The subordinated debt securities will be our unsecured, subordinated obligations.

        The debt securities will effectively rank junior in right of payment to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our subsidiaries. The indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our subsidiaries.

  Subordination

        If issued, the indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, Holders of our subordinated debt securities may receive less, ratably, than Holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "Senior Indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

  •
  all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

  •
  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

  •
  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours to which we are a party, including Indebtedness For Borrowed Money, constitute Senior Indebtedness for purposes of the subordinated indenture.

        Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

  Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

        The indentures provide that we will not consolidate with or merge into any other Person or convey or transfer our properties and assets substantially as an entirety to any Person, unless:

        (1)   the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any state of the United States or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our company to be performed or observed;

        (2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

        (3)   we have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

        Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company under the applicable indenture with the same effect as if such successor had been named as our company in the applicable indenture. In the event of any such conveyance or transfer, our company, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

        Subject to the foregoing, the indentures and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

        Any additional covenants of our company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Certain Definitions

        The following are certain of the terms defined in the indentures:

        "Consolidated Net Worth" means, with respect to any Person, at the date of any determination, the consolidated stockholders' or owners' equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

        "GAAP" means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

        "Indebtedness For Borrowed Money" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

        "Material Subsidiary" means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our Consolidated Net Worth.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Subsidiary" means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

        If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on or after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we must also pay accrued and unpaid interest, if any, up to the date of redemption on such debt securities.

Satisfaction and Discharge

        Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series, when:

        (1)   Either:

          (a)   all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b)   all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount in the required currency sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

        (2)   we have paid all other sums payable under the indenture by us with regard to the debt securities of such series; and

        (3)   we have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Defeasance

        Each indenture provides that we, at our option:

        (a)   will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

        (b)   need not comply with the covenants described above under "—Certain Covenants," and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

        To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

        In addition, we are required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

        Each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

        "Events of Default" in respect of any series are defined in the indentures as being:

  •
  default for 30 days in payment of any interest installment with respect to such series;

  •
  default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

  •
  default for 90 days after written notice to us by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

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  certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary of ours which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs.

        Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

        Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series. Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of Holders of such debt securities.

        Each indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

        In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

        Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

        We and the Trustee may, without the consent of the Holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

        (1)   to evidence the succession of another Person to us and the assumption by such successor of our company's obligations under the applicable indenture and the debt securities of any series;

        (2)   to add to the covenants of our company, or to surrender any rights or powers of our company, for the benefit of the Holders of debt securities of any or all series issued under such indenture;

        (3)   to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of the indenture or the debt securities to this description of notes or the description of notes in an applicable prospectus supplement;

        (4)   to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or "the Act," excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

        (5)   to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

        (6)   to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

        (7)   to provide any additional Events of Default;

        (8)   to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

        (9)   to provide for the terms and conditions of converting those debt securities that are convertible into Class A common stock or another such similar security;

        (10) to secure any series of debt securities pursuant to the applicable indenture's limitation on liens;

        (11) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act or to comply with the rules of any applicable securities depository; and

        (12) to make any other change that does not adversely affect the rights of the Holders of the debt securities.

        No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series issued under the same indenture in any material respect.

        Each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

        (1)   change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

        (2)   reduce the percentage in principal amount of any such debt securities the consent of whose Holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

        (3)   modify any of the provisions of the applicable indenture related to (i) the requirement that the Holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of Holders required to make such amendments or grant such waivers; or

        (4)   impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

        In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the Holders of any series of subordinated debt securities without the consent of each Holder of subordinated debt securities that would be adversely affected.

        Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

        US Bank National Association is the Trustee under each indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

        The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

        We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

        We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

        Our amended and restated certificate of incorporation authorizes 1,000,000,000 shares of Class A common stock, par value $0.00001 per share, 175,000,000 shares of Class B common stock, par value $0.00001 per share, 90,000,000 shares of Class C common stock, par value $0.00001 per share, 175,000,000 shares of Class D common stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share.

        As of September 13, 2016, we had outstanding 38,251,315 shares of Class A common stock, 20,922,855 shares of Class C common stock and 79,610,490 shares of Class D common stock. As of September 13, 2016, we had no shares of Class B common stock and no shares of our preferred stock outstanding.

Common Stock

  Voting

        The holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except (i) as required by applicable law or (ii) any amendment (including by merger, consolidation, reorganization or similar event) to our certificate of incorporation that would affect the rights of the Class A common stock and the Class C common stock in a manner that is disproportionately adverse as compared to the Class B common stock or Class D common stock, or vice versa, in which case the holders of Class A common stock and Class C common stock or the holders of Class B common stock and Class D common stock, as applicable, shall vote together as a class.

        Holders of our Class A common stock and Class C common stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. Holders of our Class B common stock and Class D common stock are entitled to ten votes on all matters submitted to stockholders for their vote or approval.

        TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our Founder and Executive Chairman, controls approximately 93.1% of the combined voting power of our common stock as a result of their ownership of our Class D common stock. Accordingly, the Founder Member controls our business policies and affairs and can control any action requiring the general approval of our stockholders, including the election of our board or directors, the adoption of amendments to our certificate of incorporation and by-laws and the approval of any merger or sale of substantially all of our assets. The Founder Member will continue to have such control as long as it owns at least 25% of our issued and outstanding common stock. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of our Company and may make some transactions more difficult or impossible without the support of the Founder Member, even if such events are in the best interests of minority stockholders.

  Dividends

        The holders of Class A common stock and Class B common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Under our amended and restated certificate of incorporation, dividends may not be declared or paid in respect of Class B common stock unless they are declared or paid in the same amount in respect of Class A common stock, and vice versa. With respect to stock dividends, holders of Class B common stock must receive Class B common stock while holders of Class A common stock must receive Class A common stock.

        The holders of our Class C common stock and Class D common stock do not have any right to receive dividends other than dividends consisting of shares of our (i) Class C common stock, paid proportionally with respect to each outstanding share of our Class C common stock, and (ii) Class D common stock, paid proportionally with respect to each outstanding share of our Class D common stock, in each case in connection with stock dividends.

  Merger, Consolidation, Tender or Exchange Offer

        The holders of Class B common stock and Class D common stock are not entitled to receive economic consideration for their shares in excess of that payable to the holders of Class A common stock and Class C common stock, respectively, in the event of a merger, consolidation or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our common stock. However, in any such event involving consideration in the form of securities, the holders of Class B common stock and Class D common stock will be entitled to receive securities that have no more than ten times the voting power of any securities distributed to the holders of Class A common stock and Class C common stock.

  Liquidation or Dissolution

        Upon our liquidation or dissolution, the holders of our Class A common stock and Class B common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class C common stock and Class D common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

  Conversion, Transferability and Exchange

        Our amended and restated certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock, and each share of our Class D common stock is convertible at any time, at the option of the holder, into one share of Class C common stock. Our amended and restated certificate of incorporation further provides that each share of our Class B common stock will automatically convert into one share of Class A common stock, and each share of our Class D common stock will automatically convert into one share of our Class C common stock (a) immediately prior to any sale or other transfer of such share by the Founder Member or any of its affiliates or permitted transferees (collectively, "Founder Equityholders"), subject to certain limited exceptions, such as transfers to permitted transferees, or (b) if Founder Equityholders own less than 25% of our issued and outstanding common stock. Shares of our Class A common stock and Class C common stock are not subject to any conversion right.

        Under our amended and restated certificate of incorporation, "permitted transferees" of the Founder Member include (i) Vincent Viola or any of his immediate family members (which would include parents, grandparents, lineal descendants, siblings of such person or such person's spouse, and lineal descendants of siblings of such person or such person's spouse) or any trust, family-partnership or estate-planning vehicle so long as Mr. Viola and/or his immediate family members are the sole economic beneficiaries thereof, (ii) any corporation, limited liability company, partnership or other entity of which all of the economic beneficial ownership thereof belongs to Mr. Viola, his immediate family members or any trust, family-partnership or estate-planning vehicle whose economic beneficiaries consist solely of Mr. Viola and/or his immediate family members, (iii) a charitable institution controlled by Mr. Viola and/or his immediate family members, (iv) an individual mandated under a qualified domestic relations order and (v) a legal or personal representative of Mr. Viola and/or his immediate family members in the event of death or disability.

        Among other exceptions described in our amended and restated certificate of incorporation, the Founder Equityholders are permitted to pledge shares of Class D common stock and/or Class B common stock that they hold from time to time without causing an automatic conversion to Class C common stock or Class A common stock, as applicable, provided that any pledged shares are not transferred to or registered in the name of the pledgee.

        Subject to the terms of the Exchange Agreement (i) the Founder Member may exchange its non-voting common interest units of Virtu Financial LLC, which we refer to as "Virtu Financial Units," and a corresponding number of shares of our Class D common stock or, after the Triggering Event (defined as the point in time when the Founder Equityholders no longer beneficially own shares representing 25% of our issued and outstanding common stock), Class C common stock, for shares of our Class B common stock (or, after the Triggering Event, Class A common stock) and (ii) the other Virtu Post-IPO Members may exchange their vested Virtu Financial Units and a corresponding number of shares of our Class C common stock for shares of our Class A common stock. Each such exchange will be on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock so exchanged will be cancelled.

  Other Provisions

        None of the Class A common stock, Class B common stock, Class C common stock or Class D common stock has any pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock, Class B common stock, Class C common stock or Class D common stock.

        At such time as no Virtu Financial Units remain exchangeable for shares of our Class A common stock, our Class C common stock will be cancelled. At such time as no Virtu Financial Units remain exchangeable for shares of our Class B common stock, our Class D common stock will be cancelled.

Preferred Stock

        We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, which could have a negative impact on the market price of our Class A common stock.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of "corporate opportunity" does not apply against the Founder Member, Mr. Viola, certain affiliates of Silver Lake Partners and certain affiliates of Temasek Holdings (Private) Limited ("Temasek"), any of our non-employee directors or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. In addition, subject to the restrictions on competitive activities described below, Mr. Cifu is permitted to become engaged in, or provide services to, any other business or activity in which Mr. Viola is currently engaged or permitted to become engaged, to the extent that Mr. Cifu's level of participation in such businesses or activities is consistent with his current participation in such businesses and activities. The Virtu Financial LLC Agreement provides that Mr. Viola, in addition to our other executive officers and our employees that are Virtu Members, may not directly or indirectly engage in certain competitive activities until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. Certain affiliates of Silver Lake Partners and certain affiliates of Temasek, and our non-employee directors are not subject to any such restriction.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

        The provisions of our amended and restated certificate of incorporation and by-laws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors.

        These provisions include:

        Classified Board.    Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our amended and restated certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is fixed exclusively pursuant to a resolution adopted by our board of directors.

        In addition, our amended and restated certificate of incorporation provides that, following the Triggering Event (defined as the point in time when Founder Equityholders no longer beneficially own shares representing 25% of our issued and outstanding common stock), other than preferred stock directors and subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a super-majority vote to remove directors for cause could enable a minority of our stockholders to exercise veto power over any such removal.

        Action by Written Consent; Special Meetings of Stockholders.    Our amended and restated certificate of incorporation provides that, following the Triggering Event, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and by-laws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice chairman of the board or the chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors or, until the Triggering Event, at the request of holders of a majority of the total voting power of our outstanding shares of common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Advance Notice Procedures.    Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the by-laws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

        Super-Majority Approval Requirements.    The Delaware General Corporation Law generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless either a corporation's certificate of incorporation or by-laws require a greater percentage. Our amended and restated certificate of incorporation and by-laws provide that, following the Triggering Event, the affirmative vote of holders of 75% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, is required to amend, alter, change or repeal specified provisions, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders, business combinations and amendment of our amended and restated certificate of incorporation and by-laws. This requirement of a super-majority vote to approve amendments to our amended and restated certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

        Business Combinations with Interested Stockholders.    Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that it provides that the Founder Member, and certain affiliates of Silver Lake and Temasek, their respective affiliates and successors and their transferees are not deemed to be "interested stockholders," regardless of the percentage of our voting stock owned by them, and accordingly are not subject to such restrictions.

 DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or a substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon such holder's order of, the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon such holder's order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

  •
  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States Federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to any particular issue of preferred stock warrants or Class A common stock warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the preferred stock purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of shares of Class A common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States Federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and obligating us to deliver to the holders, a specified principal amount of senior debt securities, subordinated debt securities, or a specified number of shares of Class A common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. We intend to physically settle such purchase contracts by delivering the agreed prinicpal amount or number of securities, as applicable, upon settlement. The consideration payable by the holder upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and a discussion, if appropriate, of any material United States Federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

 DESCRIPTION OF THE UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any prospectus supplement related to any particular units will describe, among other things:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  if appropriate, any special United States Federal income tax considerations applicable to the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities in any one or more of the following ways:

  •
  to or through underwriters, brokers or dealers;

  •
  directly to one or more other purchasers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through agents on a best-efforts basis; or

  •
  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us, to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;

  •
  sell shares of Class A common stock short and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

  •
  loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities, or in connection with a concurrent offering of other securities.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  •
  any commissions allowed or paid to agents;

  •
  any securities exchanges on which the securities may be listed;

  •
  the method of distribution of the securities;

  •
  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        The securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

 EXPERTS

        The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Virtu Financial, Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

September 16, 2016

1,103,668 Shares

Virtu Financial, Inc.

Class A Common Stock

Sandler O'Neill + Partners, L.P.

Prospectus Supplement

September 21, 2016